EXHIBIT 5.1


                      June  13, 1996


Patina Oil & Gas Corporation
1625 Broadway, Suite 2000
Denver, Colorado  80202

     Re: Registration Statement on Form S-8

Dear Sirs:

As Senior Vice President and General Counsel of Patina Oil & Gas Corporation, a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of shares of common stock of the Company, par value $.01 ("Common Stock"), to be issued pursuant to the Company's 1996 Employee Stock Option Plan and 1996 Director Stock Plan (collectively, the "Plans").

In connection with the opinion expressed below, I have examined such documents, corporate records and other writings as I have deemed necessary to enable me to express the opinion set forth herein. In such examination I have assumed the genuineness of all original documents and the conformity to original documents of all copies submitted to me.

Based upon the foregoing, it is my opinion that the shares of Common Stock issued under the Plans, when issued pursuant to the terms thereof and in the manner contemplated therein, will be validly issued, fully paid and non-assessable.

This opinion is limited to the substantive laws of the State of Colorado, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States. I express no opinion as to any matter other than as expressly set forth above, and no opinion or any other matter may be inferred herefrom. This opinion is given as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Opinions" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act.

                                    Very truly yours,

                                    /s/ Keith M.  Crouch
                                    Keith M.  Crouch
                                    Senior Vice President
                                    and General Counsel


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